                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               February 28, 2006
               (Date of Report - date of earliest event reported)


                        Commission File Number 0-5525


                              PYRAMID OIL COMPANY
              (Exact name of registrant as specified in its charter)


                CALIFORNIA                                94-0787340
     (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)


                 2008 - 21ST. STREET
               BAKERSFIELD, CALIFORNIA                    93301
        (Address of principal executive offices)        (Zip Code)


                                  (661) 325-1000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ]  Written communications pursuant to Rule 425 under the Securities
           Act (17 CFR 230.425)

    [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Section 8 - Other Events


Item 8.01  Other Events

PYRAMID OIL ANNOUNCES FIELD EXTENSION DISCOVERY

     Pyramid Oil Company is pleased to announce that the Company's Santa Fe 32-1 exploration well with joint venture partner E&B Natural Resources Management Corporation was drilled to a depth of 3,702 feet and encountered 32 feet of oil sand in the Point of Rocks formation. Production casing was run based upon the positive mud log and electric log results. Completion and testing activities will commence in the near future.

     The Santa Fe 32-1 well is located approximately one mile south from Pyramid's existing wells in the Carneros Creek field. Pyramid owns 52% of the prospect and E & B Natural Resources owns 48% and is the joint venture operator.

ABOUT PYRAMID OIL COMPANY

Founded in 1909, Pyramid Oil Company explores for, develops, and sells crude oil and natural gas. Its current operations are primarily in the Bakersfield, California area.

Information Regarding Forward Looking Statements

     Certain statements and information included in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward -looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of these wells.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PYRAMID OIL COMPANY
                                              (Registrant)

    Dated: February 28, 2006

                                             JOHN H. ALEXANDER
                                        By: -------------------
                                             John H. Alexander
                                                 President